Exhibit 10.1

Allstar Marketing Inc

MARKETING & DISTRIBUTION AGREEMENT

TERM SHEET

AGREEMENT EFFECTIVE DATE:	6/9/09

PARTIES:	Dynamic Response Group 4770 Biscayne Blvd, Ste 780 Miami, FL 33137 Contact: Melissa Rice, CEO mkrice@mkrpa.com

AMG	Allstar Marketing Group, LLC (herein referred to as “AMG”) 4 Skyline Drive Hawthorne, NY 10532 Contact: Scott Boilen, President scottb@allstarrmg.com

PRODUCTS, COMPONENT PARTS, & DESCRIPTION/USE	Gem Magic

TERRITORY	Us & Canada

DISTRIBUTION CHANNELS	Direct Response (TV, Internet & Print)

TERMS	40% To Allstar- 60% to DRG profit split based on Net income.

TERM OF AGREEMENT	1 year with automatic Renewals upon sales of 100K units.

SPECIAL TERMS & CONDITIONS	Allstar Marketing Inc will sell the Product to DRG at Allstar’s actual cost of goods. Allstar will provide all footage on the Product to DRG for DRG to utilize in it’s advertisement.

At the point in which DRG spends 1,000,000 in TV advertising, AMG agrees to pay DRG a reverse royalty of 40% of the profits generated through the sale of the Product by AMG through all other channels of distribution.

The Parties each agree to the terms of this Agreement which expression includes this Term Sheet.

Signed for and on behalf of:	Signed for and on behalf of: Allstar Marketing Group, LLC

Date: _____________________________________________	Ron Steblea, Executive Vice President
Date: 7-13-09